Exhibit 10.1

Standstill Agreement

This Standstill Agreement (this “Agreement”) is made as of July 15, 2022 (the “Effective Date”), by and between The Arena Group Holdings, Inc., a Delaware corporation (the “Company”), and B. Riley Financial, Inc. (“BRF”) (the Company and BRF are referred to herein as a “Party” or together as the “Parties”).

WHEREAS, the Company entered into that certain Rights Agreement with American Stock Transfer & Trust Company, LLC as of May 4, 2021 (as previously amended, the “Rights Agreement”), and now proposes to terminate the Rights Agreement by accelerating its expiration date to July 15, 2022;

WHEREAS, in connection with the proposal to terminate the Rights Agreement, the Company believes it to be in the best interests of the Company to enter into this Agreement with BRF which, together with certain Affiliates, constitutes the Company’s largest stockholder; and

WHEREAS, BRF believes the termination of the Rights Agreement is in the best interests of the Company and, accordingly, is willing to enter into this Agreement with the Company.

NOW, THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, the Company and BRF agree as follows:

Section 1. Recitals. The recitals stated above are hereby incorporated as material provisions of this Agreement as if fully set forth herein.

Section 2. Standstill.

a) BRF agrees that during the Standstill Period (as defined below), none of it, Bryant Riley or any controlled Affiliate of BRF that would be required, in the reasonable determination of BRF, to be included in BRF’s Schedule 13D in respect of the Company (collectively, the “Standstill Parties”) shall, directly or indirectly, without prior approval of the Board of Directors (the “Board”) of the Company:

i. Purchase, cause to be purchased or otherwise acquire or agree to acquire beneficial ownership (including, but not limited to, any voting right or beneficial ownership as defined in Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”)) of any shares of Common Stock or other voting equity securities issued by the Company, or any option, forward contract, swap or any other securities convertible into or exchangeable for Common Stock or any rights or options to acquire any such ownership that directly or indirectly (i) causes the Standstill Parties collectively to beneficially hold securities representing more than 45% of the Company’s voting power in the aggregate on a fully diluted basis, or (ii) results in the Standstill Parties collectively acquiring more than one million (1,000,000) shares of any class of capital stock of the Company or the equivalent thereof during any 30-day period, subject to adjustment for stock splits, additional issuances of capital stock and other changes to the Company’s capitalization impacting the proportion of the Company’s overall voting power represented by 1,000,000 shares of common stock as of the Effective Date;

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ii. make any public statement or public disclosure regarding any intent, purpose, plan or proposal with respect to (a) the composition of the Board, the Company’s management (including, without limitation, any change in management of the Company), or the policies or affairs of the Company, (b) any merger, consolidation, acquisition of control, business combination, tender or exchange offer, purchase, sale or transfer of the Company or its subsidiaries, businesses, assets or securities (other than any sales of securities owned by any Standstill Party), dissolution, liquidation, reorganization, change in capital structure, recapitalization, dividend, share repurchase or other transaction, or (c) make any private statement or private disclosure regarding any such intent, purpose, plan or proposal that would reasonably be expected to require the Company to make any public disclosure relating to any such intent, purpose, plan or proposal;

iii. engage in any “solicitation” of “proxies” to vote (as such terms are used in Regulation 14 of the Exchange Act) or consents to vote (whether or not any such solicitation relates to the election or removal of directors), or initiate, propose, encourage or otherwise solicit stockholders of the Company for the approval of any stockholder proposals with respect to the Company;

iv. enter into any agreements (whether written or oral) with, or advise, finance, assist or knowingly encourage, any other person in connection with any of the foregoing; or

v. take any action challenging the validity or enforceability of this Agreement, or request the Company or the Board, as applicable, to amend or waive any provision of this Agreement.

b) For purposes of this Agreement, the term “Standstill Period” shall mean the period commencing on the Effective Date and terminating on the first anniversary of the Effective Date; provided, however, that the Standstill Period shall terminate automatically upon (i) any person (A) becoming the beneficial owner (within the meaning of Section 13(d)(1) of the Exchange Act) of 25% or more of the outstanding equity securities of the Company entitled to vote in the normal course in the election of the board of directors (“Equity Securities”) or (B) commencing a tender or exchange offer that, if consummated, would make such person (or any of its affiliates) the beneficial owner (within the meaning of Section 13(d)(1) of the Exchange Act) of 25% or more of the Equity Securities or (ii) the Company entering into a definitive agreement with a third party to effectuate (A) a sale of 25% or more of the consolidated assets of the Company and its wholly owned subsidiaries or (B) a transaction (I) that, in whole or in part, requires the approval of the Company’s stockholders and, (II) in which, based on information publicly available at the time of announcement of the entering into of such agreement, the holders of the Equity Securities of the Company prior to such transaction will not own, immediately following such transaction, at least 75% of the Equity Securities of either (x) the corporation resulting from such transaction (the “Surviving Corporation”), or (y), if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of all of the outstanding Equity Securities of the Surviving Corporation.

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c) For the avoidance of doubt, and notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to in any way restrict, limit or prevent: (i) any Standstill Party from communicating, on a confidential basis, with its attorneys, accountants or financial advisors; (ii) any Standstill Party from (A) bringing litigation to enforce the provisions of this Agreement or (B) making counterclaims with respect to any proceeding initiated by, or on behalf of, the Company against any Standstill Party with respect to this Agreement; (iii) any Standstill Party from selling or tendering any securities of the Company, or (iv) any representative or designee of BRF on the Board from taking any action consistent and in connection with such role.

d) As used in this Agreement, the term “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated by the Securities and Exchange Commission under the Exchange Act and shall include all persons or entities that at any time during the term of this Agreement become Affiliates of any person or entity referred to in this Agreement.

Section 3. Termination. The obligations of the Parties hereto shall terminate automatically and immediately upon the occurrence of the first anniversary of the Effective Date.

Section 4. Modification or Amendment. Subject to the provisions of applicable law, the Parties may modify, amend or supplement this Agreement only by written agreement, executed and delivered by duly authorized officers of the respective parties following Board approval of the same.

Section 5. Waiver. Subject to any limitations set forth in Section 1 above, either Party may (a) extend the time for the performance of any of the obligations or other acts of the other parties and (b) subject to the requirements of applicable law, waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party or Parties to be bound thereby, specifically referencing this Agreement and noting Board approval thereof. The failure of any Party to assert any rights or remedies shall not constitute a waiver of such rights or remedies.

Section 6. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given by delivery in person, by e-mail, by registered or certified mail (with postage prepaid, return receipt requested) or by a nationally recognized courier service to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company:

The Arena Group Holdings, Inc.

200 Vesey Street, 24th Floor

New York, New York 10281

Attention: Douglas B. Smith (dsmith@thearenagroup.net)

With a copy to: legal@thearenagroup.net

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If to Investor:

c/o B. Riley Financial, Inc.

11100 Santa Monica Blvd., Suite 800

Los Angeles, California 90025

Attention: Alan Forman

Email: aforman@briley.com

Any such notification shall be deemed delivered (i) upon receipt, if delivered personally, (ii) on the next business day, if sent by nationally recognized courier service for next business day delivery, or (iii) the business day received, if sent by e-mail or registered or certified mail (provided that any notice received by e-mail or registered or certified mail at the addressee’s location on any non-business day or any business day after 5:00 p.m. (addressee’s local time) shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next business day).

Section 7. Severability. If any term or other provision of this Agreement is found by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner to the end that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

Section 8. Entire Agreement; Assignment. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and undertakings, whether written or oral, among the Parties, or either of them, with respect to the subject matter hereof and thereof. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of each Party, and any assignment without such consent shall be null and void ab initio.

Section 9. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

Section 10. Governing Law. This Agreement, and any Proceeding in any way arising out of or relating to this Agreement, the negotiation, execution or performance of this Agreement, the transactions contemplated hereby or the legal relationship of the Parties hereto (whether at law or in equity, and whether in contract or in tort or otherwise), shall be governed by, and construed in accordance with, the internal laws of the State of Delaware (without giving effect to choice of law principles thereof).

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Section 11. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission, e-mail in “portable documentation format” (“.pdf”) form, or other electronic transmission) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 12. Specific Performance. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, may occur in the event that the Parties do not perform the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that the Parties shall be entitled to seek an injunction, specific performance and other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity. Any Party seeking an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide, furnish or post any bond or other security in connection with any such order or injunction, and each party hereby irrevocably waives any right it may have to require the provision, furnishing or posting of any such bond or other security.

Section 13. WAIVER OF JURY TRIAL. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

Section 14. Interpretation. When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein,” “hereby,” “hereunder” and “hereinafter” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires. Unless the context otherwise requires, the word “or” shall not be exclusive. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted. Any agreement, instrument, statute, rule or regulation defined or referred to herein means such agreement, instrument, statute, rule or regulation as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver of consent and (in the case of statutes, rules or regulations) by succession or comparable successor statutes and references to all attachments thereto and instruments incorporated therein.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

The Arena Group Holdings, Inc.

By:	/s/ Douglas B. Smith
Name:	Douglas B. Still
Title:	Chief Executive Officer & Secretary

B. Riley Financial, Inc.

By:	/s/ Alan Forman
Name:	Alan Forman
Title:	Executive Vice President and General Counsel

Signature Page to

Standstill Agreement by and between

The Arena Group Holdings, Inc. and

B. Riley Financial, Inc.